Business Objects Reports Third Quarter 2005 Results

Exhibit 99.1
BUSINESS OBJECTS REPORTS
THIRD QUARTER 2005 RESULTS
Total Revenues Up 19 Percent Year over Year
Non-GAAP Operating Income up 62 Percent; US GAAP Operating Income up 81 percent
Full Year Guidance Raised
San Jose, California; Paris, France – October 27, 2005 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the third quarter ended September 30, 2005.
For the third quarter of 2005, the company reported total US GAAP revenues of $261.4 million, an increase of 19 percent year over year. US GAAP diluted earnings per share were $0.21 and non-GAAP diluted earnings per share were $0.30 in the third quarter of 2005. The US GAAP and non-GAAP diluted earnings per share were in line with or above the high end of the company’s guidance range for the quarter. The company’s guidance range was US GAAP $0.19 to $0.22 per share and non-GAAP $0.25 to $0.28 per share, respectively.
Operating income improved significantly on both a US GAAP and non–GAAP basis during the third quarter of 2005. On a US GAAP basis, income from operations was $30.1 million or 12 percent of total revenues, up 81 percent year over year. On a non-GAAP basis, income from operations was $41.9 million or 16 percent of total revenues, up 62 percent from the third quarter of 2004.
All figures referred to herein are stated in US dollars unless otherwise indicated. Third quarter of 2005 non-GAAP results as defined in the section “Use of Non-GAAP Financial Measures” below differ from results measured under US GAAP as they exclude $2.4 million of in-process research and development costs, $7.8 million of amortization of intangible assets and $1.6 million of stock-based compensation expense. Reconciliations of US GAAP to non-GAAP results are included at the end of this press release.
“Business Objects is now over $1 billion in trailing four quarter revenues, marking an important breakthrough in the history of the company and the Business Intelligence industry,” said Bernard Liautaud, chairman of the board. “I am really pleased to have John Schwarz succeed me at the post of chief executive officer. I am looking forward to having John lead the company through its next phase of expansion and partnering with him in my new role.”
“In Q3 we continued to generate strong customer demand, execute well in our sales channels, and improve our new product adoption as well as maintenance renewals, all of which contributed to significant market share gains and to our strengthening financial results,” said John Schwarz, president and chief executive officer. “This is the third sequential quarter of accelerating license growth which reflects the rapid adoption of BusinessObjects XI, the most advanced version of our flagship product, and the industry’s leading Business Intelligence solution. In addition to license growth we had very strong growth in our services businesses as Business Objects continued to assume an increasing role as a strategic business intelligence solution provider.”

Business Objects Reports Third Quarter 2005 Results

Business Objects Gained Momentum and Market Share in the Quarter
•	Since the launch of BusinessObjects XI in January 2005, license growth accelerated to 14 percent year over year, increasing from 1 percent in the first quarter of 2005 and 7 percent in the second quarter of 2005.

•	This growth rate is more than double that of the second and third place BI providers in the most recent quarter.
Broader Customer Adoption Reflected in the Increase in Large Deals and Customer Wins
•	There were 10 transactions over $1 million in license revenues in the third quarter of 2005, up from 4 transactions over $1 million in the third quarter of 2004.

•	Notable customer wins included Auchan, Grupo Santander, Kohl’s Department Stores, and T-Mobile, many of which were driven by BusinessObjects XI.
The Americas and EMEA Reported Accelerating Growth
•	Revenues in the Americas reached $137.6 million in the third quarter of 2005, up 21 percent year over year, accelerating from 19 percent in the second quarter of 2005. The region closed 4 transactions over $1 million in license revenues.

•	Revenues in EMEA (Europe, Middle East, and Africa) totaled $104.9 million, up 20 percent year over year (up 19 percent at 85.8 million in euros), accelerating from 17 percent in the second quarter of 2005. EMEA closed 6 transactions over $1 million in license revenues.

•	Revenues in Asia Pacific, including Japan, totaled $18.9 million, up 4 percent year over year.
Strong Demand Across Software and Services Due to New Products
•	Software license revenues totaled $120.3 million in the third quarter of 2005, with growth in each major product area.

•	Sales of core business intelligence products including query, reporting and analysis resulted in $104.9 million in license revenues, up 9 percent year over year.

•	Enterprise performance management applications led license growth, reaching $7.9 million in license revenues, up 110 percent year over year.

•	Data integration products reached $7.6 million in license revenues, up 35 percent year over year.

•	Services revenues totaled $141.1 million in the third quarter, up 24 percent year over year with strong growth in both consulting and maintenance.
Profits Continued to Grow; Earnings per Share Up Year over Year
•	On a US GAAP basis, operating income was $30.1 million in the third quarter of 2005, up 81 percent year over year, representing a US GAAP operating margin of 12 percent. In the third quarter of 2005, US GAAP net income was $19.6 million and US GAAP diluted earnings per share were $0.21 per share.

•	On a non-GAAP basis, operating income was $41.9 million in the third quarter of 2005, up 62 percent year over year, representing a non-GAAP operating margin of 16 percent. In the third quarter of 2005, non-GAAP net income was $27.8 million and non-GAAP diluted earnings per share were $0.30 per share.
Balance Sheet Remains Strong
•	Total cash and investments (cash, cash equivalents, restricted cash and short-term investments) were $369 million at September 30, 2005, up 19 percent year to date. This $58 million year to

Business Objects Reports Third Quarter 2005 Results

date net increase in cash reflects approximately $178 million of cash inflows, less acquisitions and other capital investment outflows of approximately $120 million.

•	Deferred and long-term deferred revenues totaled $196.1 million at September 30, 2005, up 16 percent year over year.

•	Days sales outstanding (DSOs) were 69 days as of September 30, 2005, within the company’s target range of 60 to 75 days.
BusinessObjects XI Momentum Remains Strong
•	BusinessObjects XI license revenues totaled more than $65 million in the third quarter of 2005, up 21 percent versus the previous quarter.

•	Customer acceptance of BusinessObjects XI continued to ramp with over $136 million in license revenues in its first three quarters since availability.
Business Outlook
Business Objects has raised guidance for the fourth quarter and fiscal year 2005 to reflect the performance in Q3, the benefit from the strategic acquisitions made this year, and overall strength in the underlying business.
Business Objects offers the following guidance for the quarter ending December 31, 2005:
•	Total revenues are expected to range from $287 million to $292 million.

•	US GAAP diluted earnings per share are expected to range from $0.30 to $0.33.

•	Non-GAAP diluted earnings per share are expected to range from $0.37 to $0.40.

•	This guidance does not include the impact of the proposed Infommersion, Inc. acquisition which is expected to close in the fourth quarter of 2005.
The non-GAAP diluted earnings per share guidance for the quarter ending December 31, 2005 excludes amortization of intangible assets and stock-based compensation expense of approximately $10.7 million, which accounts for the difference of approximately $0.07 per share. Assumptions for the fourth quarter guidance assume a US GAAP and non-GAAP tax rate of 38 percent and a US dollar to euro exchange rate of $1.22 per €1.00.
Business Objects offers the following updated guidance for the year ending December 31, 2005:
•	Total revenues are expected to range from $1.060 billion to $1.065 billion.

•	US GAAP diluted earnings per share are expected to range from $0.93 to $0.97.

•	Non-GAAP diluted earnings per share are expected to range from $1.24 to $1.27.

•	This guidance does not include the impact of the proposed Infommersion, Inc. acquisition which is expected to close in the fourth quarter of 2005.
The non-GAAP diluted earnings per share guidance for the year ending December 31, 2005 excludes a write off of in-process research and development (IPR&D) of $2.4 million, and amortization of intangible assets and stock-based compensation expense of approximately $39.0 million, which represents an impact of approximately $0.30 per share. The outlook for the full year 2005 assumes a US dollar to euro exchange rate of $1.22 per €1.00 and an effective US GAAP tax rate of 40 percent, and a non-GAAP tax rate of 38 percent for the full year 2005.
The above information concerning our forecast for the fourth quarter and full year 2005 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Business Objects Reports Third Quarter 2005 Results

Conference Call
Business Objects will hold a conference call to discuss its financial results for the third quarter of 2005 on October 27, 2005. The call will begin at 2:00 p.m. PT (5:00 p.m. New York, 11:00 p.m. Paris, 10:00 p.m., London). The call-in numbers are 800-399-7988 for North America and 706-634-5428 for Europe and Asia with ID #1158554. The conference call also will be webcast live, and can be accessed on the company’s website – www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by Euronext TM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense and the accounting for treasury shares related to a prior acquisition.
In accordance with French regulations and IFRS, Business Objects will report its consolidated financial statements for the first half of 2005 on October 28, 2005. In addition, Business Objects expects to report its consolidated financial statements for the full year 2005 in April 2006. Business Objects filed with the Autorité des Marchés Financiers in France its 2004 Document de Référence which included the opening balance sheet of the Company as of January 1, 2004 prepared in accordance with IFRS. In addition, the Company has published net sales for its second quarter in accordance with IFRS in the Bulletin des Annonces Légales Obligatoires in France on August 12, 2005.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income and earnings per share information for the third quarters of 2005 and 2004 included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include a write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense and restructuring charges. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With more than 30,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects™ XI, offers the BI industry’s most advanced and complete platform for performance management, planning, reporting, query and analysis, and data integration. BusinessObjects XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has built the industry’s strongest and most diverse

Business Objects Reports Third Quarter 2005 Results

partner community, and also offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has headquarters in both San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected financial performance for the fourth quarter and full year 2005, the company’s core strategy and the company’s expectations regarding its planned acquisition of Infommersion, Inc. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly operating results; the company’s ability to sustain or increase its profitability; the company’s ability to attract and retain customers for BusinessObjects XI; the company’s ability to issue new releases of BusinessObjects XI on other platforms; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; risks related to the company’s purchase and integration of SRC Software, Inc. and Infommersion, Inc.; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the Business Intelligence software market; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2004 and Business Objects’ Form 10-Q for the quarter ended June 30, 2005, each of which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

Business Objects Reports Third Quarter 2005 Results

CONTACTS:
Krista Bessinger
Business Objects
Director, Investor Relations
+1 408 953 6349
krista.bessinger@businessobjects.com
Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com
Catherine Peterson
Business Objects
Vice President, Investor Relations
+1 408 953 6064
catherine.peterson@businessobjects.com

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:	(unaudited)		(unaudited)
Net license fees	$120,308	$105,705	$360,317	$337,380
Services	141,073	113,765	412,248	321,563

Total revenues	261,381	219,470	772,565	658,943
Cost of revenues:
Net license fees	7,169	7,117	21,586	20,770
Services	54,854	42,470	159,016	125,544

Total cost of revenues	62,023	49,587	180,602	146,314

Gross margin	199,358	169,883	591,963	512,629
Operating expenses:
Sales and marketing	103,622	96,543	312,131	292,995
Research and development	42,849	35,339	123,550	111,583
General and administrative	22,799	21,366	69,830	62,312
Restructuring costs	—	—	—	1,492

Total operating expenses	169,270	153,248	505,511	468,382

Income from operations	30,088	16,635	86,452	44,247
Interest and other income (expense), net	2,895	1,137	10,473	(2,670)

Income before provision for income taxes	32,983	17,772	96,925	41,577
Provision for income taxes	(13,416)	(6,743)	(39,213)	(15,800)

Net income	$19,567	$11,029	$57,712	$25,777

Basic net income per ordinary share and ADS	$0.22	$0.12	$0.64	$0.29

Diluted net income per ordinary share and ADS	$0.21	$0.12	$0.63	$0.28

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	90,552	88,495	90,005	88,745

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	93,455	89,792	92,286	91,210

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$332,464	$293,485
Restricted cash	32,044	14,043
Short-term investments	4,801	3,831
Accounts receivable, net	200,929	248,957
Deferred tax assets	3,840	8,328
Prepaid and other current assets	58,935	46,575

Total current assets	633,013	615,219

Goodwill	1,139,014	1,067,694
Other intangible assets, net	114,566	124,599
Property and equipment, net	63,144	64,053
Deposits and other assets	37,782	49,296
Long-term deferred tax assets	2,067	2,067

Total assets	$1,989,586	$1,922,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,709	$40,939
Accrued payroll and related expenses	68,215	84,918
Income taxes payable	77,823	85,000
Deferred revenues	190,707	194,366
Other current liabilities	71,461	83,544
Escrows payable	24,657	6,654

Total current liabilities	473,572	495,421

Other long-term liabilities	7,157	6,448
Long-term deferred revenues	5,401	6,316
Long-term deferred tax liabilities	5,881	7,599

Total liabilities	492,011	515,784

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,535	10,312
Additional paid-in capital	1,200,662	1,167,336
Treasury and Business Objects Option LLC shares	(53,335)	(53,335)
Retained earnings	307,432	249,720
Unearned compensation	(4,720)	(8,079)
Accumulated other comprehensive income	37,001	41,190

Total shareholders’ equity	1,497,575	1,407,144

Total liabilities and shareholders’ equity	$1,989,586	$1,922,928

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2005	2004
	(unaudited)
Operating activities:
Net income	$57,712	$25,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	24,016	25,224
Amortization of other intangible assets	23,865	23,085
Stock-based compensation expense	3,922	5,309
Acquired in-process research and development	2,384	—
Deferred income taxes	4,030	(17,456)
Tax benefit from employee stock plans	—	2,517
Changes in operating assets and liabilities:
Accounts receivable, net	40,331	3,549
Prepaid and other current assets	(12,935)	(6,755)
Deposits and other assets	11,379	(16,873)
Accounts payable	1,616	(11,411)
Accrued payroll and related expenses	(15,645)	(21,444)
Income taxes payable	(1,270)	3,925
Deferred revenues	3,237	32,671
Other liabilities	(13,111)	(7,672)
Short-term investments classified as trading	(970)	(290)

Net cash provided by operating activities	128,561	40,156

Investing activities:
Purchases of property and equipment	(20,692)	(24,161)
Business acquisitions, net of acquired cash	(95,858)	—

Net cash used in investing activities	(116,550)	(24,161)

Financing activities:
Issuance of shares	30,095	28,191
Purchase of treasury shares	—	(40,231)
Transfer of cash (to) from restricted cash accounts	2	(17,861)
Payments on escrows payable	—	(3,083)

Net cash provided by (used in) financing activities	30,097	(32,984)

Effect of foreign exchange rate changes on cash and cash equivalents	(3,129)	4,225

Net increase (decrease) in cash and cash equivalents	38,979	(12,764)
Cash and cash equivalents, beginning of the period	293,485	235,380

Cash and cash equivalents, end of the period	$332,464	$222,616

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Three Months Ended September 30, 2005
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization	Add back:
		of intangible	Stock-based	Non-GAAP
	US GAAP	assets	compensation	Results
Revenues:
Net license fees	$120.3			$120.3
Services	141.1			141.1

Total revenues	261.4	—	—	261.4
Cost of revenues:
Net license fees	7.2	(5.2)		2.0
Services	54.8	(2.3)	(0.2)	52.3

Total cost of revenues	62.0	(7.5)	(0.2)	54.3

Gross margin	199.4	7.5	0.2	207.1

Gross margin %	76%			79%

Operating expenses:
Sales and marketing	103.6	(0.3)	(0.5)	102.8
Research and development(1)	42.9	(2.4)	(0.3)	40.2
General and administrative	22.8		(0.6)	22.2

Total operating expenses	169.3	(2.7)	(1.4)	165.2

Income from operations	30.1	10.2	1.6	41.9
Interest and other income (expense), net	2.9			2.9

Income before provision for income taxes	33.0	10.2	1.6	44.8
Provision for income taxes	(13.4)			(17.0)

Net income	$19.6			$27.8

Basic net income per ordinary share and ADS	$0.22			$0.31

Diluted net income per ordinary share and ADS	$0.21			$0.30

(1)	includes acquired in-process research and development for SRC and Medience

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Nine Months Ended September 30, 2005
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization
		of intangible
		assets and	Add back:
		restructuring	Stock-based	Non-GAAP
	US GAAP	costs	compensation	Results
Revenues:
Net license fees	$360.3			$360.3
Services	412.3			412.3

Total revenues	772.6	—	—	772.6
Cost of revenues:
Net license fees	21.6	(15.9)	—	5.7
Services	159.0	(7.0)	(0.6)	151.4

Total cost of revenues	180.6	(22.9)	(0.6)	157.1

Gross margin	592.0	22.9	0.6	615.5

Gross margin %	77%			80%

Operating expenses:
Sales and marketing	312.1	(0.3)	(1.4)	310.4
Research and development (1)	123.6	(2.4)	(1.0)	120.2
General and administrative	69.9	(0.7)	(0.9)	68.3
Restructuring costs	(0.1)	0.1	—	—

Total operating expenses	505.5	(3.3)	(3.3)	498.9

Income from operations	86.5	26.2	3.9	116.6
Interest and other income (expense), net	10.4			10.4

Income before provision for income taxes	96.9	26.2	3.9	127.0
Provision for income taxes	(39.2)			(47.3)

Net income	$57.7			$79.7

Basic net income per ordinary share and ADS	$0.64			$0.89

Diluted net income per ordinary share and ADS	$0.63			$0.86

(1)	includes acquired in-process research and development for SRC and Medience

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q3 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$114.5	$117.2	$105.7	$136.0	$473.4	$115.2	$124.9	$120.3
Maintenance	73.8	75.6	84.4	97.0	330.8	100.1	100.7	103.5
Consulting and training	28.9	29.4	29.4	33.7	121.4	33.5	36.8	37.6

Total revenues	217.2	222.2	219.5	266.7	925.6	248.8	262.4	261.4

Total expenses
Cost of net license fees	2.5	1.0	2.1	2.4	8.0	1.7	1.9	2.0
Cost of services revenues	39.0	38.8	39.9	44.1	161.8	48.9	50.3	52.3
Sales and marketing	96.5	98.6	95.9	113.2	404.2	103.2	104.3	102.8
Research and development	39.1	36.1	34.9	38.7	148.8	40.0	40.1	40.2
General and administrative	20.9	18.6	20.9	21.1	81.5	24.4	21.9	22.2
Amortization of intangible assets	7.8	7.6	7.6	7.7	30.7	8.1	7.9	10.2
Stock-based compensation (1)	2.1	1.7	1.5	1.4	6.7	1.2	1.1	1.6
Restructuring costs	—	1.5	—	0.7	2.2	(0.1)	—	—

Total expenses	207.9	203.9	202.8	229.3	843.9	227.4	227.5	231.3

Income from operations	9.3	18.3	16.7	37.4	81.7	21.4	34.9	30.1

Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4	3.2	2.9
Income before provision for income taxes	5.3	18.6	17.8	35.8	77.5	25.8	38.1	33.0
Provision for income taxes	(2.0)	(7.1)	(6.8)	(14.5)	(30.4)	(10.8)	(15.0)	(13.4)
Effective tax rate	38%	38%	38%	41%	39%	42%	39%	41%

Net income	3.3	11.5	11.0	21.3	47.1	15.0	23.1	19.6

Net income per ordinary share and ADS
Basic	0.04	0.13	0.12	0.24	0.53	0.17	0.26	0.22
Diluted	0.04	0.13	0.12	0.24	0.52	0.16	0.25	0.21
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	88,632	89,095	88,495	88,769	88,748	89,424	90,030	90,552
Diluted	92,305	91,061	89,792	90,390	91,077	91,184	92,089	93,455
Amortization of intangible assets
Cost of net license fees	5.2	5.0	5.0	5.1	20.3	5.5	5.3	5.2
Cost of services revenues	2.3	2.3	2.3	2.3	9.2	2.3	2.3	2.3
Sales and marketing	—	—	—	—	—	—	—	0.3
Research and development	—	—	—	—	—	—	—	2.4
General and administrative	0.3	0.3	0.3	0.3	1.2	0.3	0.3	—

Total	7.8	7.6	7.6	7.7	30.7	8.1	7.9	10.2

Stock-based compensation (1)
Cost of services revenues	0.3	0.3	0.3	0.2	1.1	0.2	0.2	0.2
Sales and marketing	0.7	0.7	0.6	0.6	2.6	0.5	0.5	0.5
Research and development	0.6	0.4	0.4	0.4	1.8	0.3	0.3	0.3
General and administrative	0.5	0.3	0.2	0.2	1.2	0.2	0.1	0.6

Total	2.1	1.7	1.5	1.4	6.7	1.2	1.1	1.6

Non-GAAP income from operations (2)	19.2	29.1	25.8	47.2	121.3	30.6	43.9	41.9

% of total revenues	9%	13%	12%	18%	13%	12%	17%	16%

Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4	3.2	2.9
Income before provision for income taxes	15.2	29.4	26.9	45.6	117.1	35.0	47.1	44.8
Provision for income taxes	(5.8)	(11.2)	(10.2)	(18.3)	(45.5)	(12.9)	(17.4)	(17.0)
Effective tax rate	38%	38%	38%	40%	39%	37%	37%	38%

Non-GAAP net income	9.4	18.2	16.7	27.3	71.6	22.1	29.7	27.8

% of total revenues	4%	8%	8%	10%	8%	9%	11%	11%

Non-GAAP net income per ordinary share and ADS
Basic	0.11	0.20	0.19	0.31	0.81	0.25	0.33	0.31
Diluted	0.10	0.20	0.19	0.30	0.79	0.24	0.32	0.30

(1)	Represents stock-based compensation expense primarily relating to the assumption of unvested options in Crystal Decisions acquisition.

(2)	Non-GAAP measures are reconciled from U.S. GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, non-cash stock-based compensation expense, and restructuring costs.

Business Objects Reports Third Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q3 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

REVENUE ANALYSIS

Total revenues by geography

Americas	$104.1	$104.3	$113.8	$131.0	$453.3	$118.1	$123.6	$137.6
EMEA	96.4	99.6	87.6	114.2	397.7	111.2	116.5	104.9
Asia Pacific, including Japan	16.7	18.3	18.1	21.5	74.6	19.5	22.3	18.9

Total	$217.2	$222.2	$219.5	$266.7	$925.6	$248.8	$262.4	$261.4

Analysis of currency impact (year-over-year) (3)

Reported revenue growth rate	13%	7%	4%	13%	9%	15%	18%	19%
Constant currency growth rate	5%	3%	-1%	7%	4%	11%	15%	18%

Impact of foreign currency on growth rate	9%	4%	4%	6%	6%	3%	3%	1%

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

LICENSE REVENUE ANALYSIS

License revenues by channel

Direct	53%	55%	49%	50%	52%	47%	49%	48%
Indirect	47%	45%	51%	50%	48%	53%	51%	52%

Total	100%	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	7	8	4	14	33	9	13	10
Over $200 thousand	104	91	78	103	376	101	96	121

	Fiscal 2004				Fiscal 2005
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$269	$256	$263	$311	$392	$384	$369
DSO (Days sales outstanding)	75	81	75	84	66	72	69

HEADCOUNT

Total headcount	3,756	3,707	3,815	3,834	3,944	4,039	4,320

(3)	For 2004, reported revenue growth rates are calculated on a Non-GAAP basis including the impact of inclusion of Crystal Decisions’ operations for fiscal 2003. Certain information on constant currency to separate out the impact of conversion from other foreign currencies to US dollars from other changes in our business is also presented. The impact of foreign currency on growth rate is calculated from absolute amounts and thus this presentation in full percentages does not always add.